                                                                   Exhibit 10.48


                                                                  EXECUTION COPY

                             SUPPLEMENTAL AGREEMENT

                                 By and Between

                        GRANITE BROADCASTING CORPORATION

                                       AND

                       NATIONAL BROADCASTING COMPANY, INC.

                            Dated as of May 31, 2000

                                TABLE OF CONTENTS

                                                                                                               Page
ARTICLE I.   Definitions..........................................................................................1

         Section 1.1 DEFINITIONS..................................................................................1

ARTICLE II.   The Warrants........................................................................................7

         Section 2.1 AUTHORIZATION; AGREEMENT TO SELL AND PURCHASE................................................7

         Section 2.2 CLOSING......................................................................................7

ARTICLE III.   Representations and Warranties.....................................................................7

         Section 3.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY................................................7

         Section 3.2 REPRESENTATIONS AND WARRANTIES OF NBC.......................................................11

ARTICLE IV.   Other Agreements...................................................................................13

         Section 4.1 GOVERNMENT FILINGS..........................................................................13

         Section 4.2 RESERVATION OF COMMON STOCK.................................................................13

         Section 4.3 NOTIFICATION OF CERTAIN MATTERS.............................................................13

         Section 4.4 FURTHER ASSURANCES..........................................................................13

ARTICLE V.   Affirmative and Negative Covenants..................................................................13

         Section 5.1 MAINTENANCE OF EXISTENCE AND PROPERTY; FCC LICENSES.........................................13

         Section 5.2 COMPLIANCE WITH LAWS, ETC...................................................................14

         Section 5.3 NO RESTRICTIVE COVENANTS....................................................................14

         Section 5.4 NEGATIVE PLEDGE ON KNTV ASSETS..............................................................14

ARTICLE VI.   Deliveries at Closing..............................................................................15

         Section 6.1 DELIVERIES AT CLOSING.......................................................................15

ARTICLE VII.   Events of Default.................................................................................15

         Section 7.1 EVENTS OF DEFAULT...........................................................................15

ARTICLE VIII.   Miscellaneous....................................................................................16

         Section 8.1 NOTICES.....................................................................................16

         Section 8.2 ENTIRE AGREEMENT; AMENDMENT.................................................................17

         Section 8.3 COUNTERPARTS................................................................................17

         Section 8.4 GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL...........................................17

         Section 8.5 FEES AND EXPENSES...........................................................................17

         Section 8.6 SUCCESSORS AND ASSIGNS; THIRD PARTY BENEFICIARIES...........................................18

         Section 8.7 ARBITRATION.................................................................................18

         Section 8.8 REMEDIES....................................................................................18

         Section 8.9 HEADINGS, CAPTIONS AND TABLE OF CONTENTS....................................................19

                                    SCHEDULE

3.1(b)            - Corporate Power, Authorization, Enforceable Obligations


                                    EXHIBITS

A        -     Form of Affiliation Agreement
B        -     Form of Series A Warrant
C        -     Form of Series B Warrant
D        -     Form of Registration Rights Agreement
E        -     Form of Opinion of Company Counsel

                                                                  EXECUTION COPY

                             SUPPLEMENTAL AGREEMENT

                  SUPPLEMENTAL AGREEMENT, dated as of May 31, 2000 (this "AGREEMENT"), by and between GRANITE BROADCASTING CORPORATION, a Delaware corporation (the "COMPANY"), and NATIONAL BROADCASTING COMPANY, INC., a Delaware corporation ("NBC"). Capitalized terms not otherwise defined where used shall have the meanings ascribed thereto in Article I.

                  WHEREAS, subject to the terms and conditions of this Agreement, NBC has agreed to enter into the Affiliation Agreement (as defined below) and the Company has agreed to grant NBC Warrants (as defined below) as consideration in part therefor; and

                  WHEREAS, the Company and NBC desire to set forth certain agreements herein.

                  NOW THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained and intending to be legally bound hereby, the parties hereby agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

                  Section 1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth below:

                  "AFFILIATE" shall mean, with respect to any Person, any other Person that controls, is controlled by, or is under common control with, such Person, including the executive officers and directors of such Person. As used in this definition, "control" (including its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

                  "AFFILIATION AGREEMENT" shall mean the Affiliation Agreement, dated as of May 31, 2000, by and among the Company, KNTV License Sub, San Joaquin Communications, Corp, RJR Communications, Inc., WEEK License, Inc. and NBC (as amended, restated or otherwise modified from time to time) substantially in the form of Exhibit A.

                  "AFFILIATION DOCUMENTS" shall mean this Agreement, the Affiliation Agreement, the Warrants and the Registration Rights Agreement.

                                                          Supplemental Agreement

                  "AFFILIATION SUBSIDIARY" shall mean each member of the KNTV Group and each Company Subsidiary relating to KBJR Duluth, KSEE Fresno, WEEK Peoria or any other Company television station property or business that has an affiliation with the NBC TV Network.

                  "AGREEMENT" shall have the meaning set forth in the preamble.

                  "BANKRUPTCY LAW" shall mean Title 11 of the United States Code or any similar Federal or state law for the relief of debtors.

                  "BUSINESS DAY" shall mean any day, other than a Saturday, Sunday or a day on which commercial banks in New York, New York are authorized or obligated by law or executive order to close.

                  "CHANGE OF CONTROL" shall mean (a) the failure of the Permitted Holders to own collectively, directly, beneficially and of record, more than 50% of the issued and outstanding voting stock of the Company or (b) the occurrence of a "change of control" under and as defined in any indenture or agreement in respect of Company indebtedness as in effect from time to time.

                  "CLOSING" and "CLOSING DATE" shall have the meanings set forth in Section 2.2(a).

                  "COMMON STOCK" shall mean the Common Stock (Non-Voting), par value $0.01 per share, and any other class of common stock of the Company hereafter created and any securities of the Company into which such Common Stock may be reclassified, exchanged or converted.

                  "COMMUNICATIONS ACT" shall mean the Communications Act of 1934, as amended (including, without limitation, the Cable Communications Policy Act of 1984 and the Cable Television Consumer Protection and Competition Act of 1992) and all rules and regulations of the FCC, in each case as from time to time in effect.

                  "COMPANY" shall have the meaning set forth in the preamble hereto.

                  "COMPANY SALE" shall mean any transaction that (i) involves a sale by the Company of all or substantially all of its assets to another Person, (ii) effects any merger, consolidation or business combination of the Company with another Person where such other Person shall be the surviving entity and that results in a Change of Control of the Company or (iii) results in a Change of Control of the Company.

                  "COMPANY STATION" shall mean each full service television station owned and operated by the Company or any Company Subsidiary.

                  "COMPANY SUBSIDIARY" shall mean any Subsidiary of the Company.

                                                          Supplemental Agreement


                  "CONTROL" (including the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH"), with respect to the relationship between or among two or more Persons, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

                  "CUSTODIAN" shall mean any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

                  "DGCL" shall mean the Delaware General Corporation Law.

                  "ENVIRONMENTAL LAWS" shall mean all applicable federal, state, local and foreign laws, statutes, ordinances, codes, rules, standards and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. Sections 9601 ET SEQ.) ("CERCLA"); the Hazardous Materials Transportation Authorization Act of 1994 (49 U.S.C. Sections 5101 ET SEQ.); the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Sections 136 ET SEQ.); the Solid Waste Disposal Act (42 U.S.C. Sections 6901 ET SEQ.); the Toxic Substance Control Act (15 U.S.C. Sections 2601 ET SEQ.); the Clean Air Act (42 U.S.C. Sections 7401 ET SEQ.); the Federal Water Pollution Control Act (33 U.S.C. Sections 1251 ET SEQ.); the Occupational Safety and Health Act (29 U.S.C. Sections 651 ET SEQ.); and the Safe Drinking Water Act (42 U.S.C. Sections 300(f) ET SEQ.), each as from time to time amended, and any and all regulations promulgated thereunder, and all analogous state, local and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes.

                  "EVENT OF DEFAULT" shall have the meaning set forth in
         Article VII.

                  "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

                  "EXISTING PREFERRED STOCK" shall have the meaning set forth in
         Section 3.1(c).

                  "FAIR MARKET VALUE" shall have the meaning set forth in
         Section 4(e) of the Affiliation Agreement.

                  "FCC" shall mean the Federal Communications Commission and any successor Governmental Entity performing functions similar to those performed by the Federal Communications Commission on the date hereof.

                                                          Supplemental Agreement

                  "FCC AUTHORIZATION" shall mean each FCC license, permit or authorization that is material to the operation of a Company Station.

                  "FINANCIAL STATEMENTS" shall have the meaning set forth in
         Section 3.1(e).

                  "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

                  "GOVERNMENTAL ENTITY" shall mean any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any self-regulating organization, securities exchange or securities trading system, including, without limitation, the FCC.

                  "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  "KNTV" shall mean KNTV, Inc., a Virginia corporation.

                  "KNTV ASSETS" shall mean the stock or assets of KNTV, KNTV License Sub and the KNTV Station whether held directly or indirectly by the Company.

                  "KNTV GROUP" shall mean KNTV, KNTV License Sub or any other Company Subsidiary that owns a material portion of the assets of, or any FCC license of, the KNTV Station.

                  "KNTV LICENSE SUB" shall mean the KNTV License, Inc., a Delaware corporation.

                  "KNTV STATION" shall mean the television broadcasting station, KNTV(TV), together with its licensee, KNTV License Sub.

                  "KNTV STATION TRANSFER" shall mean any (i) sale, lease, assignment, change of control, disposition (other than the non-renewal of non-material FCC licenses) or transfer or (ii) other reorganization or recapitalization involving a change of control or (iii) Company Sale, in each case, directly or indirectly, in part or in whole, of (x) any of the stock of KNTV, KNTV License Sub or any other Company Subsidiary that owns a material portion of the assets of, or any FCC license of, the KNTV Station or (y) a material portion of the assets of, or any FCC license of, KNTV, KNTV License Sub or the KNTV Station.

                  "LIEN" shall mean any mortgage, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention

                                                          Supplemental Agreement

         agreement or any financing lease having substantially the same effect as any of the foregoing).

                  "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on (i) with respect to the Company, the business, assets, operations or financial or other condition of the Company and the Company Subsidiaries taken as a whole or (ii) with respect to any party to this Agreement or any Affiliation Document, the ability of such party to perform its obligations under this Agreement or any Affiliation Document to which it is a party.

                  "MATERIAL AGREEMENT" shall mean any contract, lease, restriction, agreement, instrument or commitment to which the Company or any Affiliation Subsidiary is a party or by which its properties are bound (i) which provides for the Company and the Affiliation Subsidiaries to receive or commits the Company or any Affiliation Subsidiary to expend, $1,000,000 (including cash or the fair market value of non-cash assets) or more in the aggregate in any 12-month period or $2,000,000 or more in the aggregate over any period or (ii) which if breached by any party thereto would result in liability or loss to the Company and the Affiliation Subsidiaries of $1,000,000 or more in the aggregate.

                  "NASDAQ" shall mean the National Association of Securities Dealers Automated Quotation System.

                  "NBC" shall have the meaning set forth in the preamble hereto.

                  "PARENT" shall mean General Electric Company, a Delaware corporation.

                  "PERMITS" shall have the meaning set forth in Section 3.1(a).

                  "PERMITTED HOLDER" shall mean (i) W. Don Cornwell and Stuart
         J. Beck, (ii) the members of the immediate family of either of the persons referred to in clause (i) above, (iii) any trust or other Person created for the benefit of the persons described in clause (i) or (ii) above or any of their estates or (iv) any corporation or other Person that is controlled by any person described in clause (i), (ii) or (iii) above.

                  "PERMITTED LIENS" shall mean (i) mechanics', carriers', repairmen's or other like Liens arising or incurred in the ordinary course of business, (ii) Liens arising under original purchase price conditioned sales contracts and equipment leases with third parties entered into in the ordinary course of business consistent with past practice, (iii) statutory Liens for Taxes not yet due and payable or that the Company is contesting in good faith, (iv) Liens securing the indebtedness under, or that would constitute "Permitted Encumbrances" pursuant to, the Secured Credit Agreement and other indebtedness included as "long-term debt" on the December 31, 1999 Financial Statements, (v) Liens in favor of NBC and (vi) other encumbrances or restrictions or imperfections of title which do not materially impair the continued use, operation or transferability of the assets to which they relate.

                                                          Supplemental Agreement

                  "PERSON" shall mean an individual, corporation, unincorporated association, partnership, group (as defined in Section 13(d)(3) of the Exchange Act), trust, joint stock company, joint venture, business trust or unincorporated organization, limited liability company, any Governmental Entity or any other entity of whatever nature.

                  "REGISTRATION RIGHTS AGREEMENT" shall mean the registration rights agreement to be executed by NBC and the Company at the Closing, which shall be substantially in the form attached as Exhibit D hereto.

                  "SEC" shall mean the United States Securities and Exchange Commission.

                  "SEC DOCUMENTS" shall have the meaning set forth in
         Section 3.1(d).

                  "SECURED CREDIT AGREEMENT" shall mean the Granite Broadcasting Corporation Fourth Amended and Restated Secured Credit Agreement, dated as of June 10, 1998, among the Company and the financial institutions named therein, as such agreement may be amended, modified, renewed or replaced from time to time.

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

                  "SUBSIDIARY" shall mean, as to any Person, a corporation, partnership, limited liability company, joint venture or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

                  "TAX" or, collectively, "TAXES" shall mean any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, gains, franchise, withholding, payroll, recapture, employment, excise, unemployment insurance, social security, business license, occupation, business organization, stamp, environmental and property taxes, together with all interest, penalties and additions imposed with respect to such amounts. For purposes of this Agreement, "Taxes" also includes any obligations under any agreements or arrangements with any other person with respect to Taxes of such other person (including pursuant to Treas. Reg. Section 1.1502-6 or comparable provisions of state, local or foreign tax law) and including any liability for taxes of any predecessor entity.

                  "UNDERLYING SHARES" shall mean the shares of Common Stock issuable upon exercise of the Warrants, as such shares may be subject to adjustment from time to time and any securities into which such shares may be reclassified, exchanged or converted.

                                                          Supplemental Agreement

                  "VOTING COMMON STOCK" shall mean the shares of Class A Voting Common Stock, par value $0.01 per share, of the Company.

                  "WARRANT A" shall have the meaning set forth in
         Section 2.1(a).

                  "WARRANT B" shall have the meaning set forth in
         Section 2.1 (a).

                  "WARRANTS" shall mean Warrant A and Warrant B.

                                  ARTICLE II.

                                  THE WARRANTS

                  Section 2.1 AUTHORIZATION; AGREEMENT TO SELL AND PURCHASE. (a) Upon and subject to the terms and conditions set forth in this Agreement, the Company has authorized the issuance to NBC of (i) a warrant to purchase up to 2,500,000 shares of Common Stock ("WARRANT A") substantially in the form of Exhibit B attached hereto and (ii) a warrant to purchase up to 2,000,000 shares of Common Stock ("WARRANT B") substantially in the form of Exhibit C attached hereto.

                  (a) Upon and subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties hereinafter set forth, the Company agrees to issue and deliver the Warrants to NBC (or its nominee that is a wholly owned subsidiary of Parent organized in the United States) at the Closing provided for in Section 2.2 hereof.

                  Section 2.2 CLOSING. (a) The delivery of the Warrants pursuant to Section 2.1 (the "CLOSING") shall take place at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York, simultaneously with the execution and delivery of this Agreement (the "CLOSING DATE"), or at such other time and place as may be mutually agreed upon by NBC and the Company.

                  (a) At the Closing (i) the Company shall deliver to NBC the Warrants in accordance with the provisions of Section 2.1, registered in the name of NBC or its nominee that is a wholly owned subsidiary of Parent organized in the United States (subject to the provisions herein and in the other Affiliation Documents) and in such denominations as NBC shall specify not less than three Business Days prior to the Closing Date and (ii) each party shall execute and deliver such other instruments or documents set forth in Article VII hereof.

                                  ARTICLE III.

                         REPRESENTATIONS AND WARRANTIES

                  Section 3.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to NBC as follows:

                                                          Supplemental Agreement


                  (a) CORPORATE EXISTENCE; COMPLIANCE WITH LAW. The Company and each Affiliation Subsidiary (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (ii) is duly qualified to conduct business and is in good standing in each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified, individually or in the aggregate, would not have a Material Adverse Effect; (iii) has the requisite corporate power and authority to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease and to conduct its business as now, heretofore and proposed to be conducted; (iv) has all licenses, permits, orders, consents, approvals, registrations, authorizations or qualifications from or by, and has made all filings with, and has given all notices to, all Governmental Entities having jurisdiction, to the extent required for such ownership, operation and conduct (collectively, the "PERMITS"), except where the failure to do so, individually or in the aggregate, would not have a Material Adverse Effect; (v) is in compliance with its charter and by-laws; and (vi) is in compliance with all applicable provisions of law (including, without limitation, the Communications Act) and the Permits, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  (b) CORPORATE POWER, AUTHORIZATION, ENFORCEABLE OBLIGATIONS. Except as set forth in SCHEDULE 3.1(B), the execution, delivery and performance by the Company of this Agreement and the other Affiliation Documents to which it is a party and its obligations hereunder and thereunder, and by each Affiliation Subsidiary of the other Affiliation Documents to which it is a party and its obligations thereunder, (i) are within the Company's or such Affiliation Subsidiary's corporate power, as the case may be; (ii) have been duly authorized by all necessary or proper corporate and shareholder action; (iii) do not contravene any provision of the Company's or such Affiliation Subsidiary's charter or bylaws; (iv) do not violate any law or regulation, or any order or decree of any court or Governmental Entity applicable to it; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any material indenture, mortgage or deed of trust or any Material Agreement to which the Company or such Affiliation Subsidiary is a party or by which the Company or any Affiliation Subsidiary or any of its property is bound; (vi) do not result in the creation or imposition of any material Lien upon any of the property of the Company or any Affiliation Subsidiary except as provided in the Affiliation Agreement; and (vii) do not require the consent or approval of any Governmental Entity or any other Person, except (A) the filing of all notices, reports and other documents required by, and the expiration of all waiting periods under, the HSR Act and the rules and regulations promulgated by the FCC, (B) such filings as may be required under the blue sky laws of the various states and (C) such consents or approvals which are immaterial to the business, operations or financial position of the Company and the Affiliation Subsidiaries taken as a whole. This Agreement and each of the other Affiliation Documents to which the Company or such Affiliation Subsidiary is a party is duly executed and delivered by the Company or such Affiliation Subsidiary, respectively, and constitutes a legal, valid and binding obligation of the Company or such Affiliation Subsidiary, as the case may be, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditor's rights generally and subject to the availability of equitable remedies.

                                                          Supplemental Agreement


                  (c) CAPITALIZATION. (i) As of the date hereof, the authorized capital stock of the Company consists of (A) 40,000,000 shares of Common Stock of which 18,259,646 shares of Common Stock are issued and outstanding and 1,000,000 shares of Voting Common Stock of which 178,500 shares are issued and outstanding and (B) (1) 3,000,000 shares of Cumulative Convertible Exchangeable preferred stock of which no shares are issued and outstanding and (2) 2,376,000 shares of Preferred Stock of which 400,000 have been designated as 12 3/4% Cumulative Exchangeable Preferred Stock of which 222,030 shares are issued and outstanding (collectively, with any additional shares of preferred stock that may be issued as dividends thereon, the "EXISTING PREFERRED STOCK"). As of the date hereof, 30,000 shares of capital stock are held in treasury, and an aggregate of 9,798,628 shares of Common Stock have been reserved in respect of Company compensation and incentive plans. All of the issued and outstanding shares of the Company's capital stock have been duly and validly authorized and issued and are fully paid and nonassessable and not subject to preemptive rights.

                           (i) The Underlying Shares have been reserved for issuance and, when issued upon exercise of the Warrants in accordance with the terms thereof, will be duly and validly authorized and issued, fully paid and nonassessable and not subject to preemptive rights, and the owner of such shares will acquire good title thereto, free and clear of all Liens (other than any Lien created by such owner).

                           (ii) Other than (A) the requirement to issue the Underlying Shares and (B) the shares or other securities referred to in subsection 3.1(c), (1) no equity securities of the Company are required to be issued by reason of any outstanding options, warrants, rights to subscribe to, calls, preemptive rights, or commitments of any character whatsoever, (2) there are outstanding no securities or rights convertible into or exchangeable for shares of any capital stock of the Company and (3) there are no outstanding contracts, commitments, understandings or arrangements by which the Company is or will be bound to issue additional shares of its capital stock or securities or rights convertible into or exchangeable for shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock. Except required by the terms of the Existing Preferred Stock, the Company is not subject to any obligation (contingent or otherwise) to repurchase, redeem or otherwise acquire or retire any of its capital stock.

                           (iii) The Company is not a party to, and the Company has no knowledge of any, voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of the Company.

                           (iv) The Company has not granted or agreed to grant any rights relating to the registration of its Common Stock or any other securities convertible into or exchangeable or exercisable for Common Stock (other than with respect to rights offerings or option or other employee, directors or consultant benefit plans) under applicable federal and state securities laws, including piggyback rights.

                                                          Supplemental Agreement


                           (v) The consummation of the transactions contemplated by this Agreement will not trigger the anti-dilution provisions or other price adjustment mechanisms of any outstanding subscriptions, options, warrants, calls, contracts, preemptive rights, demands, commitments, conversion rights or other agreements or arrangements of any character or nature whatsoever under which the Company is obligated to issue or acquire its capital stock.

                  (d) SEC FILINGS. The Company has filed a true and complete copy of each report, schedule, registration statement and definitive proxy statement required to be filed by the Company with the SEC since January 1, 1997 (the "SEC DOCUMENTS"). As of their respective dates, the SEC Documents, after giving effect to any amendments and supplements thereto and any subsequently filed SEC Documents filed prior to the date hereof, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, applicable to such SEC Documents. None of the SEC Documents when filed, after giving effect to any amendments and supplements thereto filed prior to the date hereof, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (e) FINANCIAL STATEMENTS; NO MATERIAL ADVERSE CHANGE. (i) The financial statements of the Company included in its Annual Report on Form 10-K for the fiscal year ended December 31, 1999, and its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1999, June 30, 1999 and September 30, 1999, (the "FINANCIAL STATEMENTS") comply as to form in all material respects with the applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP during the periods covered thereby (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC, or for normal year-end adjustments) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. Since December 31, 1999 no event has occurred, which alone or together with other events, could reasonably be expected to have a Material Adverse Effect, except as disclosed in the SEC Documents filed after December 31, 1999 and prior to the date hereof and except to the extent resulting from (x) any changes in general economic conditions in the United States or (y) any changes affecting the broadcast and cable television industry in general.

                  (f) FCC AND OTHER REGULATORY MATTERS. (i) The Company has no knowledge of the occurrence of any event or the existence of any circumstance which, in the reasonable judgment of the Company, is likely to lead to the revocation or suspension of any FCC Authorization. Each FCC Authorization is in full force and effect, and each holder thereof is in substantial compliance therewith, except for such non-compliance that could not reasonably be expected to have a Material Adverse Effect.

                           (i) The Company and the Company Subsidiaries are in all material respects in substantial compliance with the Communications Act, including, without limitation, the rules and regulations of the FCC relating to the broadcast of television

                                                          Supplemental Agreement

         signals or the operation of the Company's business, except for such filings the failure of which to file or to file on a timely basis, and except for such noncompliance, that could not reasonably be expected to have a Material Adverse Effect.

                  (g) BROKERS AND FINDERS. Neither the Company nor any Affiliation Subsidiary has utilized any broker, finder, placement agent or financial advisor or incurred any liability for any fees or commissions in connection with any of the transactions contemplated hereby or by the other Affiliation Documents.

                  (h) ABSENCE OF CERTAIN BUSINESS PRACTICES. None of the Company, the Affiliation Subsidiaries or any officer, employee or agent thereof, nor any other Person acting on behalf of the Company or any Affiliation Subsidiary, has, directly or indirectly, within the past five years given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other Person or entity who is or may be in a position to help or hinder the Company (or assist the Company in connection with any actual or proposed transaction) which (i) subjects any party or any of their respective Subsidiaries, to any damage or penalty in any civil, criminal or governmental litigation or proceeding which would have a Material Adverse Effect, (ii) if not given in the past, could have had a Material Adverse Effect or (iii) if not continued in the future, could have a Material Adverse Effect.

                  (i) ANTITAKEOVER STATUTES. The board of directors of the Company has taken all actions necessary under the DGCL, including approving the transactions contemplated by the Agreement and each of the other Affiliation Documents to which it is a party, to ensure that Section 203 of the DGCL does not, and will not, apply to the Investor or any of its affiliates in connection with the transactions contemplated hereunder and thereunder. No other state takeover or similar statute or regulation applies to this Agreement, the other Affiliation Documents or the transactions contemplated hereby and thereby.

                  (j) EXEMPTION FROM REGISTRATION. Assuming the representations and warranties of NBC set forth in Section 3.2 hereof are true and correct in all material respects, the grant of the Warrants made pursuant to this Agreement and the acquisition of the Underlying Shares upon the exercise of the Warrants will be in compliance with the Securities Act, the rules and regulations of NASDAQ and any applicable state securities laws and will be exempt from the registration requirements of the Securities Act and such state securities laws.

                  Section 3.2 REPRESENTATIONS AND WARRANTIES OF NBC. NBC represents and warrants to the Company as follows:

                  (a) CORPORATE EXISTENCE; COMPLIANCE WITH LAW. NBC (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (ii) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified, individually or in the aggregate would not have a Material Adverse Effect; (iii) has the requisite corporate power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease and to conduct its business as now, heretofore and proposed

                                                          Supplemental Agreement


to be conducted; (iv) has all licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all Governmental Entities having jurisdiction, to the extent required for such ownership, operation and conduct, except where the failure to do so, individually or in the aggregate, would not have a Material Adverse Effect; (v) is in compliance with its charter and by-laws; and (vi) is in compliance with all applicable provisions of law (including, without limitation, the Communications Act), except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  (b) CORPORATE POWER, AUTHORIZATION, ENFORCEABLE OBLIGATIONS. The execution, delivery and performance by NBC of this Agreement and the other Affiliation Documents to which it is a party, and its obligations hereunder and thereunder (i) are within its corporate power; (ii) have been duly authorized by all necessary or proper corporate and shareholder action; (iii) do not contravene any provision of its charter or bylaws; (iv) do not violate any law or regulation, or any order or decree of any court or Governmental Entity applicable to it; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any material indenture, mortgage, deed of trust, lease, agreement or other instrument to which NBC is a party or by which NBC or any of its property is bound; (vi) do not result in the creation or imposition of any material Lien upon any of the property of NBC; and (vii) do not require the consent or approval of any Governmental Entity or any other Person, except (A) the filing of all notices, reports and other documents required by, and the expiration of all waiting periods under, the HSR Act and the rules and regulations promulgated by the FCC, (B) such filings as may be required under the blue sky laws of the various states, (C) the filing of the Certificate of Designation with the Secretary of State of the State of Delaware, and (D) such consents or approvals which are immaterial to the business, operations or financial position of NBC. This Agreement is, and on or prior to the Closing Date, each of the other Affiliation Documents will be, duly executed and delivered by NBC and this Agreement and each such Affiliation Document shall then constitute a legal, valid and binding obligation of NBC enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditor's rights generally and subject to the availability of equitable remedies.

                  (c) SECURITIES ACT. NBC (i) is acquiring the Warrants solely for its own account for the purpose of investment and not with a view to, or for resale in connection with, any distribution thereof in violation of the Securities Act; (ii) has had the opportunity to ask questions of the officers and directors of, and has had access to financial and other information concerning, the Company and the Warrants; (iii) has received and reviewed the SEC Documents, including the Financial Statements; (iv) is an "accredited investor" as defined in Rule 501(a) under the Securities Act; (iv) has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the investment in the Company and the Warrants; (v) has so evaluated the merits and risks of such investment; (vi) is able to bear the economic risk of such investment; and (vii) is able to afford a complete loss of such investment.

                                                          Supplemental Agreement


                  (d) BROKERS AND FINDERS. NBC has not utilized any broker, finder, placement agent or financial advisor or incurred any liability for any fees or commissions in connection with any of the transactions contemplated hereby or by the other Affiliation Documents.

                                  ARTICLE IV.

                                OTHER AGREEMENTS

                  Section 4.1 GOVERNMENT FILINGS. Each of the Company and NBC will make as promptly as practicable, all filings required to be made, if any, by it under the Communications Act or the rules and regulations related thereto with regard to the transactions which are subject of this Agreement and the other Affiliation Documents (including without limitation the exercise of the Warrants and the holding of the Underlying Shares) and each of them will take all reasonable steps within its control (including providing information to the FCC) to obtain any required consents or approvals as promptly as practicable. The Company and NBC will each provide information and cooperate in all other respects to assist the other of them in making its filings under the Communications Act.

                  Section 4.2 RESERVATION OF COMMON STOCK. The Company agrees to keep reserved for issuance at all times prior to the exercise of the Warrants the aggregate number of Underlying Shares issuable upon exercise of the Warrants.

                  Section 4.3 NOTIFICATION OF CERTAIN MATTERS. Each party to this Agreement shall give prompt notice to the other party of any failure of any party to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section 4.3 shall not limit or otherwise affect any remedies available to the party receiving such notice.

                  Section 4.4 FURTHER ASSURANCES. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby, including, without limitation, making application as soon as practicable for all consents and approvals required in connection with the transactions contemplated hereby and diligently pursuing the receipt of such consents and approvals in good faith.

                                   ARTICLE V.

                       AFFIRMATIVE AND NEGATIVE COVENANTS

                  Section 5.1 MAINTENANCE OF EXISTENCE AND PROPERTY; FCC LICENSES. The Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its rights and franchises material to its business. The Company and each Affiliation Subsidiary shall maintain in good repair, working order and condition all of the properties that are material to the Company and the Affiliation Subsidiaries used or useful in the business of such Person and from time to time will make or cause to be made all appropriate (as reasonably determined by such Person) repairs, renewals and replacements thereof. The Company shall, and

                                                          Supplemental Agreement


shall cause each Affiliation Subsidiary to, use its best efforts to keep in full force and effect all of its material FCC Licenses and shall provide NBC with a copy of any (or, in the event of any notice based on knowledge of such Person, a brief description of such default and the basis of such knowledge) notice from the FCC of any violation with respect to any material FCC License received by it (or with respect to which such Person may have any knowledge). Notwithstanding any provision in this Section 5.1 to the contrary, the foregoing provisions shall not prevent the Company from taking any actions deemed in good faith by the Company's board of directors to be in its best interest from a corporate and strategic point of view to the Company's continuing business operations.

                  Section 5.2 COMPLIANCE WITH LAWS, ETC. The Company shall, and shall cause each Affiliation Subsidiary to, comply with all (i) federal, state, local and foreign laws and regulations applicable to it, including those relating to the Communications Act, ERISA and labor matters and Environmental Laws and Environmental Permits, except to the extent that any such non-compliance has not had and could not reasonably be expected to have a Material Adverse Effect and (ii) all provisions of all FCC licenses, certifications and permits, franchises, or other permits and authorizations relating to the operation of the business of each of the Affiliation Subsidiaries and all other material agreements, licenses or leases to which it is a party or of which it is a beneficiary and suffer no loss or forfeiture thereof or thereunder, except to the extent that any such non-compliance or loss or forfeiture has not had and could not reasonably be expected to have a Material Adverse Effect.

                  Section 5.3 NO RESTRICTIVE COVENANTS. Promptly following the execution of this Agreement, the Company shall use commercially reasonable efforts to obtain a modification of the Secured Credit Agreement to permit (a) the sale of the KNTV Assets to NBC as contemplated by the Affiliation Agreement or Article VII, PROVIDED that such sale is at Fair Market Value and (b) the grant by the Company of a negative pledge to NBC on the terms set forth in
Section 5.4. In addition, the Company shall use commercially reasonable efforts to obtain an exception for such sale to NBC and negative pledge pursuant to
Section 5.4 in any modification, refinancing or replacement to the Secured Credit Agreement, and in any other agreement, including in respect of indebtedness, entered into after the execution of this Agreement which would restrict such sale or negative pledge. The provisions of Section 5.3 shall remain applicable so long as NBC retains the right to acquire the KNTV Assets pursuant to Section 20 of the Affiliation Agreement.

                  Section 5.4 NEGATIVE PLEDGE ON KNTV ASSETS. Only to the extent the following does not violate the Secured Credit Agreement, the Company agrees that it shall not permit any further Liens or encumbrances upon the KNTV Assets other than Permitted Liens, Liens and encumbrances arising in the ordinary course of KNTV's business consistent with prior practice and the Lien created by the Secured Credit Agreement on KNTV Assets. In addition, the Company shall not cause or permit any occurrence which would cause the Company to be in breach (after giving effect to any waiver or modification thereof) of Section 7.7 of the Secured Credit Agreement or any comparable provision in any subsequent, modified, refinanced or replacement credit facility. The provisions of Section
5.4 shall remain applicable so long as NBC retains the right to acquire the KNTV Assets pursuant to Section 20 of the Affiliation Agreement.

                                                          Supplemental Agreement

                                  ARTICLE VI.

                              DELIVERIES AT CLOSING

                  Section 6.1 DELIVERIES AT CLOSING. Simultaneously with the execution and delivery of this Agreement and the Closing:

                  (a) AFFILIATION AGREEMENT. The Affiliation Agreement shall have been duly executed and delivered by the parties referred to therein.

                  (b) WARRANTS. The Warrants shall have been duly executed and delivered by the Company.

                  (c) REGISTRATION RIGHTS AGREEMENT. The Registration Rights Agreement shall have been duly executed and delivered by the parties referred to therein.

                  (d) LEGAL OPINION. NBC shall have received from counsel for the Company an opinion substantially in the form of Exhibit E attached hereto addressed to NBC.

                                  ARTICLE VII.

                                EVENTS OF DEFAULT

                  Section 7.1 EVENTS OF DEFAULT. If any of the following events (each an "EVENT OF DEFAULT") shall occur and be continuing:

                  (a) the Company (or any other party to the other Affiliation Documents other than NBC and its Affiliates) (i) is in material breach or default under Section 5.4 of this Agreement, and (ii) either (A) if such breach or default is not reasonably curable, the Company receives notice of such breach or default from NBC or (B) if such breach or default is reasonably curable, the Company fails to cure such breach or default within 30 days after the Company's receipt of notice from NBC of such breach or default; or

                  (b) any member of the KNTV Group pursuant to or within the meaning of any Bankruptcy Law (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, (iv) makes a general assignment for the benefit of its creditors, or (v) generally is not paying its debts as they become due; or

                  (c) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against any member of the KNTV Group in an involuntary case, (ii) appoints a Custodian of any member of the KNTV Group or for all or substantially all of the property of any member of the KNTV Group, or (iii) orders the liquidation of any member of the KNTV Group, and the order or decree remains unstayed and in effect for 60 days;

                                                          Supplemental Agreement


then, (i) in the case of an Event of Default pursuant to Section 7(a), NBC may, in its sole discretion (A) terminate this Agreement and the Affiliation Agreement effective immediately upon notice of such termination to the Company or (B) acquire the KNTV Assets at Fair Market Value, LESS any accrued and unpaid financial amounts then owed to NBC under this Agreement and the other Affiliation Documents (any Section 4(a) installment payment pursuant to the Affiliation Agreement due on or after the termination date shall not be deducted), and LESS NBC's reasonable transaction costs (to the extent such reasonable transaction costs are permitted under any indenture agreements relating to any subordinated debt outstanding as of the date of this Agreement) or (ii) in the case of an Event of Default pursuant to Section 7(b) or 7(c), this Agreement and the Affiliation Agreement will terminate at the discretion of NBC. In the event of any termination pursuant to this Article VII, the provisions of Section 21 of the Affiliation Agreement shall not be applicable; PROVIDED, HOWEVER, that NBC shall reimburse the Company for the pro rata portion of any Affiliation Payment (as defined in Section 4(a) of the Affiliation Agreement) made for the year during which such termination occurs.

                                 ARTICLE VIII.

                                  MISCELLANEOUS

                  Section 8.1 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given, if delivered personally, by telecopier or sent by overnight courier as follows:

                  (a)      If to NBC, to:

                           National Broadcasting Company, Inc.
                           30 Rockefeller Plaza
                           New York, New York 10112
                           Attention: General Counsel
                           Fax: 212-664-2648

                           with copies to:

                           Simpson Thacher & Bartlett
                           425 Lexington Avenue
                           New York, New York 10017
                           Attention: Caroline B. Gottschalk
                           Fax: (212) 455-2502

                                                          Supplemental Agreement


                 (b)       If to the Company, to:

                           Granite Broadcasting Corporation
                           767 Third Avenue, 34th Floor
                           New York, New York 10017
                           Attention: Chairman and Chief Executive Officer
                           Fax: (212) 826-2858

                           with copies to:

                           Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                           1333 New Hampshire Avenue, N.W., Suite 400
                           Washington, D.C. 20036
                           Attention: Russell W. Parks, Jr.
                           Fax: (202) 887-4288

or to such other address or addresses as shall be designated in writing. All notices shall be effective when received.

                  Section 8.2 ENTIRE AGREEMENT; AMENDMENT. This Agreement, the other Affiliation Documents and the documents described herein and therein or attached or delivered pursuant hereto or thereto set forth the entire agreement between the parties hereto with respect to the transactions contemplated by this Agreement. The letter agreement, dated as of February 11, 2000 is hereby terminated and of no further force or effect. Any provision of this Agreement may be amended or modified in whole or in part at any time by an agreement in writing between the parties hereto executed in the same manner as this Agreement. No failure on the part of any party to exercise, and no delay in exercising, any right shall operate as a waiver thereof nor shall any single or partial exercise by any party of any right preclude any other or future exercise thereof or the exercise of any other right.

                  Section 8.3 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same document.

                  Section 8.4 GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED AND PERFORMED WITHIN SUCH STATE, AND EACH PARTY HEREBY SUBMITS TO THE JURISDICTION OF ANY STATE OR U.S. FEDERAL COURT SITTING WITHIN THE COUNTY OF NEW YORK. THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT.

                  Section 8.5 FEES AND EXPENSES. Each party shall bear its own costs and expenses incurred in connection with this Agreement and the other Affiliation Documents and the transactions contemplated hereby, including the fees and expenses of their respective accountants and counsel.

                                                          Supplemental Agreement


                  Section 8.6 SUCCESSORS AND ASSIGNS; THIRD PARTY BENEFICIARIES. Subject to applicable law and the following sentence, NBC may assign its rights under this Agreement in whole or in part only to any Affiliate of NBC, but no such assignment shall relieve NBC of its obligations hereunder. NBC shall not assign any rights under this Agreement to any other Person unless such Person expressly assumes pursuant to a document in form and substance reasonably satisfactory to the Company all of the obligations of NBC associated with the rights proposed to be assigned. The Company's rights hereunder may not be assigned and its duties hereunder may not be delegated, in each case, whether by operation of law or otherwise without the prior written consent of NBC. Upon any such purported assignment or delegation that does not comply with this Section, this Agreement shall automatically terminate and be of no further force and effect unless NBC shall otherwise agree in writing; PROVIDED, HOWEVER, that nothing in this sentence shall relieve the Company of its obligations and duties hereunder. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any Person other than the parties hereto and their respective successors, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors, and for the benefit of no other Person.

                  Section 8.7 ARBITRATION. Any controversy, dispute or claim arising out of, in connection with or in relation to the interpretation, performance or breach of this Agreement, shall be determined, at the request of any party, by arbitration in a city mutually agreeable to the parties to such controversy, dispute or claim, or, failing such agreement, in New York, New York, before and in accordance with the then-existing Rules for Commercial Arbitration of the American Arbitration Association, and any judgment or award rendered by the arbitrator will be final, binding and unappealable and judgment may be entered by any state or Federal court having jurisdiction thereof. The pre-trial discovery procedures of the Federal Rules of Civil Procedure shall apply to any arbitration under this Section 8.7. Any controversy concerning whether a dispute is an arbitrable dispute or as to the interpretation or enforceability of this Section 8.7 shall be determined by the arbitrator. The arbitrator shall be a retired or former United States District Judge or other person acceptable to each of the parties, PROVIDED such individual has substantial professional experience with regard to corporate or partnership legal matters. The parties intend that this agreement to arbitrate be valid, enforceable and irrevocable.

                  Section 8.8 REMEDIES. No right, power or remedy conferred upon NBC in this Agreement or the other Affiliation Documents shall be exclusive, and each such right, power or remedy shall be cumulative and in addition to every other right, power or remedy whether conferred in this Agreement or the other Affiliation Documents or now or hereafter available at law or in equity or by statute or otherwise. No course of dealing between NBC and the Company and no delay in exercising any right, power or remedy conferred in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall operate as a waiver or otherwise prejudice any such right, power or remedy. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement or the other Affiliation Documents was not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or the other

                                                          Supplemental Agreement


Affiliation Documents and to enforce specifically the terms and provisions of this Agreement in addition to any other remedy to which they are entitled at law or in equity.

                  Section 8.9 HEADINGS, CAPTIONS AND TABLE OF CONTENTS. The section headings, captions and table of contents contained in this Agreement are for reference purposes only, are not part of this Agreement and shall not affect the meaning or interpretation of this Agreement.

                                                          Supplemental Agreement


                  IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto or by their respective duly authorized representatives, all as of the date first above written.

                        GRANITE BROADCASTING CORPORATION


                        By: /s/ W. Don Cornwell
                            ------------------------------
                            Name:  W. Don Cornwell
                            Title: Chief Executive Officer


                       NATIONAL BROADCASTING COMPANY, INC.


                       By: /s/ Randel A. Falco
                           -------------------------------
                           Name: Randel A. Falco
                           Title: